HK BATTERY TECHNOLOGY, INC.

AMENDMENT TO

STOCK CANCELLATION AGREEMENT AND RELEASE

This AMENDMENT TO CONSULTING AGREEMENT (this “Amendment”) is made and entered into as of March 23, 2016 (the “Effective Date”) by and between HK Battery Technology, Inc., a Delaware corporation (the “Company”),  and Lianyungang HK New Energy Vehicle System Integration Corporation, a company organized under the laws of the People’s Republic of China (“Stockholder”).

RECITALS:

WHEREAS, the parties hereto wish to amend the Stock Cancellation Agreement and Release, dated as of March 15, 2016, among the parties hereto (the “Stock Cancellation Agreement”), on the terms and subject to the conditions set forth herein.

AGREEMENT:

1.

Second Recital.  The Second Recital is hereby amended and restated in its entirety by the following:

“WHEREAS, the Company and Stockholder desire to cancel and terminate five million three hundred thirty-three thousand three hundred thirty-three (1,333,333) of the Shares (the “Cancelled Shares”) and any and all of Stockholder’s rights arising thereunder;”

2.

Section 1.2.  Section 1.2 is hereby amended and restated in its entirety by the following:

“1.2

Payment.  In exchange for Stockholder’s agreement to cancel and terminate the Cancelled Shares as set forth in Section 1.1 hereof and the release of claims as set forth in Section 1.4 hereof, the Company hereby agrees to pay Stockholder an amount equal to ten million United States dollars ($10,000,000) (the “Cancellation Price”), subject to withholding for applicable taxes. Payment will be made no later than ninety (90) days from the Effective Date.”

3.

Section 1.3.  Section 1.3 is hereby amended and restated in its entirety by the following:

“1.3

Retained Shares.  Nothing in this Cancellation Agreement shall affect the validity of the remaining 130,666,667 shares of Common Stock (the “Retained Shares”) issued pursuant to the Purchase Agreement, or any of Stockholder’s rights thereto.”

4.

Conflicts.  Except as expressly set forth in this Amendment, the terms and provisions of the Stock Cancellation Agreement shall continue unmodified and in full force and effect. In the event of any conflict between this Amendment and the Stock Cancellation Agreement, this Amendment shall control.

5.

Counterparts; Governing Law.  This Amendment may be executed and delivered in counterpart signature pages executed and delivered via facsimile transmission or via email with scan or email attachment, and any such counterpart executed and delivered via facsimile transmission or via email with scan or email attachment will be deemed an original for all intents and purposes. This Amendment shall be governed by and construed in accordance with the laws of the State of California.

[Signature page follows]

IN WITNESS WHEREOF, the parties to this Amendment have executed this Amendment as of the Effective Date.

COMPANY:

HK BATTERY TECHNOLOGY, INC.,

a Delaware corporation

By:

/s/ Jianguo Xu

Jianguo Xu

Chief Executive Officer

STOCKHOLDER:

LIANYUNGANG HK NEW ENERGY VEHICLE SYSTEM INTEGRATION CORPORATION,

a company organized under the laws of the People’s Republic of China

By:

/s/ Zhenhua Chen

Zhenhua Chen

Executive Manager

999 Huanghai Road

Lianyungang Economic and Technological Development Zone, Lianyungang, Jiangsu, China